EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61461) pertaining to the Astec Industries, Inc. 401(k) Retirement Plan (the "Plan") of our report dated June 11, 2004, with respect to the financial statements and schedule of the Astec Industries, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Chattanooga, Tennessee
June 14, 2004